Exhibit 99.1

News Release

MARSH & MCLENNAN ANNOUNCES SEARCH FOR NEW CEO

Michael G. Cherkasky to Step Down

NEW YORK, December 21, 2007 — Marsh & McLennan Companies, Inc. (NYSE: MMC) announced today that its Board of Directors has initiated a search for a Chief Executive Officer to replace Michael G. Cherkasky, who has served as President and Chief Executive Officer of the company since October 2004.

The Board of Directors has determined that a change in leadership will best enable MMC to move forward and enhance shareholder value. Mr. Cherkasky will continue to serve as MMC’s CEO while the search is conducted.

Stephen R. Hardis, Non-Executive Chairman of the Board, said: “MMC’s financial performance in 2007 has fallen far short of our expectations. The Board has taken this performance into account, and listened to concerns raised by some of the company’s largest shareholders in recent quarters, in making this change. The Board will continue to actively oversee MMC’s portfolio of businesses and evaluate strategies to enhance shareholder value, including optimizing the company’s capital structure, reviewing its mix of businesses and improving operating performance, particularly at Marsh. To that end, we hired Dan Glaser as Chairman and Chief Executive Officer of Marsh to significantly improve Marsh’s profitability. The Board believes that the full recovery of Marsh is essential to maximizing shareholder value in the most prudent and sustainable manner.”

Mr. Hardis continued: “MMC is a venerable institution that might not be here today were it not for Mike Cherkasky. His leadership and crisis management skills in the wake of the New York Attorney General’s action in 2004 enabled MMC to weather a perfect storm and positioned the company for future growth. We all owe Mike an enormous debt of gratitude for his invaluable contribution.”

“It has been an honor and a privilege for me to lead MMC through difficult times and position it for a successful future,” said Mr. Cherkasky. “This company has as fine a collection of people as I have ever worked with and I am proud of what we have achieved in many areas. I would like to thank all of my colleagues for a tremendous team effort over the past three years and look forward to seeing MMC succeed in the future.”

MMC is a global professional services firm providing advice and solutions in the areas of risk, strategy and human capital. It is the parent company of a number of the world’s leading risk experts and specialty consultants, including Marsh, the insurance broker and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Kroll, the risk consulting firm; Mercer, the provider of HR and related financial advice and services; and Oliver Wyman, the management consultancy. With more than 55,000 employees worldwide and annual revenue of $11 billion, MMC provides analysis, advice and transactional capabilities to clients in more than 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, we may use forward-looking statements when addressing topics such as: future actions by regulators; the outcome of contingencies; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC's revenues; our cost structure and the outcome of restructuring and other cost-saving initiatives; share repurchase programs; the expected impact of acquisitions and dispositions; and MMC's cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. MMC and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, MMC cautions readers not to place undue reliance on its forward-looking statements, which speak only as of the dates on which they are made. MMC undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in MMC's filings with the Securities and Exchange Commission, including the "Risk Factors" section of MMC's annual report on Form 10-K for the year ended December 31, 2006.